Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

•                  Form S-8, File No. 333-61552 (pertaining to the Ventas, Inc. Common Stock Purchase Plan for Directors);

•                  Form S-8, File No. 333-97251 (pertaining to the Ventas, Inc. 2000 Incentive Compensation Plan);

•                  Form S-8, File No. 333-107951 (pertaining to the Ventas, Inc. 2000 Stock Option Plan for Directors);

•                  Form S-8, File No. 333-118944 (pertaining to the Ventas Executive Deferred Stock Compensation Plan and Ventas Nonemployee Director Deferred Stock Compensation Plan);

•                  Form S-8, File No. 333-126639 (pertaining to the Ventas Employee and Director Stock Purchase Plan);

•                  Form S-8, File No. 333-136175 (pertaining to the Ventas, Inc. 2006 Incentive Plan and Ventas, Inc. 2006 Stock Plan for Directors);

•                  Form S-3, File No. 333-155770 (pertaining to the Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan);

•                  Form S-3, File No. 333-158424 (pertaining to preferred stock, depository shares, common stock, warrants and debt securities of Ventas, Inc.); and

•                  Form S-3, File No. 333-165737 (pertaining to the common stock of Ventas, Inc.)

filed by Ventas, Inc. of our report dated March 1, 2011, with respect to the consolidated financial statements and schedule of Nationwide Health Properties, Inc., included in Ventas, Inc.’s Current Report on Form 8-K dated April 11, 2011 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

April 8, 2011